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                                                                      EXHIBIT 11
                      PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                          COMPUTATION OF PER SHARE EARNINGS

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

                                                                           Three months ended March 31,
                                                                           ----------------------------
                                                                             1997                1996
                                                                             ----                ----
Net income, primary                                                     $    154,241        $     80,914
                                                                        ------------        ------------
                                                                        ------------        ------------

Net income, fully diluted                                               $    154,241        $     80,914
                                                                        ------------        ------------
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PER SHARE DATA

Net income per common and
     common equivalent shares, primary                                  $        .05        $        .03
                                                                        ------------        ------------
                                                                        ------------        ------------
Net income per common and
     common equivalent shares, fully diluted                            $        .05        $        .03
                                                                        ------------        ------------
                                                                        ------------        ------------


WEIGHTED AVERAGE NUMBER OF COMMON
AND COMMON EQUIVALENT SHARES

Primary:

     Weighted average number of common
           shares outstanding                                              3,119,816           3,119,816
     Common equivalent shares:
          Dilutive stock options and warrants
               using the treasury stock method                                13,132              10,647
                                                                        ------------        ------------
                                                                           3,132,948           3,130,463
                                                                        ------------        ------------
                                                                        ------------        ------------

Fully Diluted:

     Weighted average number of common
          shares outstanding                                               3,119,816           3,119,816
     Common equivalent shares:
          Dilutive stock options and warrants
            using the treasury stock method                                   20,978              15,647
                                                                        ------------        ------------
                                                                           3,140,794           3,135,463
                                                                        ------------        ------------
                                                                        ------------        ------------


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The fully diluted calculation is submitted in accordance with Regulation S-K item 601 (b) (11), despite not being required by APB Opinion No. 15 because it results in dilution of less than 3%.


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